UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2017

UNITED NATURAL FOODS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21531	05-0376157
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

313 Iron Horse Way, Providence, RI 02908
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (401) 528-8634

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of United Natural Foods, Inc. (the "Company") previously approved, subject to stockholder approval, the United Natural Foods, Inc. Second Amended and Restated 2012 Equity Incentive Plan (the “Second Amended and Restated Equity Incentive Plan”). According to the results from the Company’s 2017 Annual Meeting of Stockholders (the "Annual Meeting") held on December 13, 2017, the Company’s stockholders approved the Second Amended and Restated Equity Incentive Plan. A detailed summary of the material terms of the Second Amended and Restated Equity Incentive Plan appears on pages 58 - 67 of the Company’s Definitive Proxy Statement on Schedule 14A, (the “Proxy Statement”), and the Supplement to the Proxy Statement, which were filed with the Securities and Exchange Commission on November 3, 2017 and December 5, 2017, respectively. The foregoing description of the Second Amended and Restated Equity Incentive Plan is qualified in its entirety by reference to the full text of the Second Amended and Restated Equity Incentive Plan, which is filed as Appendix A to the Supplement to the Proxy Statement and incorporated herein by reference.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held at the Providence Marriott Downtown in Providence, Rhode Island. At the Annual Meeting, a total of 46,144,685 shares of the Company's common stock, out of a total of 50,816,288 shares of common stock outstanding and entitled to vote as of the record date, were present in person or represented by proxies. The Company’s stockholders voted on seven proposals at the Annual Meeting. The results of voting on the seven proposals, including final voting tabulations, are set forth below.

(1)    The stockholders elected Eric F. Artz, Ann Torre Bates, Denise M. Clark, Daphne J. Dufresne, Michael S. Funk, James P. Heffernan, Peter A. Roy, and Steven L. Spinner to serve as Directors until the annual meeting of stockholders to be held in 2018 and until their successors are duly elected and qualified.

	For	Against	Abstain	Broker Non-Votes
Eric F. Artz	40,424,436	3,032,950	22,072	2,665,227
Ann Torre Bates	40,039,121	3,420,136	20,201	2,665,227
Denise M. Clark	42,582,889	876,120	20,449	2,665,227
Daphne J. Dufresne	42,958,063	500,256	21,139	2,665,227
Michael S. Funk	39,956,488	3,502,908	20,062	2,665,227
James P. Heffernan	39,415,635	4,042,994	20,829	2,665,227
Peter A. Roy	42,572,764	883,654	23,040	2,665,227
Steven L. Spinner	40,852,068	2,607,494	19,896	2,665,227

(2)    The stockholders approved the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 28, 2018.

For	Against	Abstain	Broker Non-Votes
45,139,181	975,024	30,480	—

(3)    The stockholders voted against, on an advisory basis, the Company’s executive compensation.

For	Against	Abstain	Broker Non-votes
9,814,438	33,576,551	88,469	2,665,227

(4)    The stockholders approved the amendment and restatement of the United Natural Foods, Inc. Amended and Restated 2012 Equity Incentive Plan.

For	Against	Abstain	Broker Non-votes
35,003,754	8,393,534	82,170	2,665,227

(5)    The stockholders, on an advisory basis, approved One Year with regards to the frequency of future advisory approvals of the Company's executive compensation.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
39,023,155	42,632	4,376,157	37,514	—

(6)    The stockholders did not approve the stockholder proposal regarding stockholder approval of certain future severance agreements.

For	Against	Abstain	Broker Non-votes
20,101,060	23,259,640	118,758	2,665,227

(7)    The stockholders did not approve the stockholder proposal regarding a decrease to the ownership threshold for stockholders to call a special stockholder meeting.

For	Against	Abstain	Broker Non-votes
20,761,262	22,622,139	96,057	2,665,227

In light of stockholder approval at the Annual Meeting to hold an advisory vote on the compensation of the Company’s named executive officers every year, the Company’s Board of Directors has determined to hold an advisory vote on the compensation of the Company’s named executive officers every year, until the next required advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers. The Company is required to hold an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers every six years.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1
United Natural Foods, Inc. Second Amended and Restated Equity Incentive Plan (Previously filed as Appendix A to the Company’s Supplement to the Proxy Statement for its Annual Meeting of Stockholders on May 18, 2017, filed on December 5, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

By:	/s/ JOSEPH J. TRAFICANTI
Name:	Joseph J. Traficanti
Title:	Senior Vice President, General Counsel and Chief Compliance Officer

Date:    December 18, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1
United Natural Foods, Inc. Second Amended and Restated Equity Incentive Plan (Previously filed as Appendix A to the Company’s Supplement to the Proxy Statement for its Annual Meeting of Stockholders on May 18, 2017, filed on December 5, 2017).